Exhibit 10.1

PG&E CORPORATION

_____________________________________________

FORWARD STOCK PURCHASE AGREEMENT

Dated as of June 19, 2020
_____________________________________________

NOTICES

THIS FORWARD PURCHASE AGREEMENT (THE “AGREEMENT”) HAS BEEN PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR THE BENEFIT OF THE PURCHASER (AS DEFINED HEREIN) BY PG&E CORPORATION (THE “ISSUER”) IN CONNECTION WITH THE ISSUANCE OF GREENSHOE BACKSTOP SHARES AND ADDITIONAL BACKSTOP PREMIUM SHARES (IN EACH CASE AS DEFINED HEREIN) CONTEMPLATED BY THE CONSENT FORM DATED AS OF JUNE 9, 2020 WITH RESPECT TO THE BACKSTOP COMMITMENT LETTER (AS DEFINED HEREIN) AS PART OF THE PLAN FUNDING TRANSACTIONS (THE “ISSUANCE”) CONTEMPLATED BY THE DEBTORS’ AND SHAREHOLDER PROPONENTS’ JOINT CHAPTER 11 PLAN OF REORGANIZATION, FILED WITH THE BANKRUPTCY COURT ON MAY 22, 2020 (AS MAY BE AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME IN ACCORDANCE WITH ITS TERMS, THE “PLAN”).

THE OFFER AND SALE OF THE SECURITIES REFERRED TO HEREIN HAVE NOT BEEN AND, EXCEPT FOR RESALE OF THE GREENSHOE BACKSTOP SHARES AS CONTEMPLATED BY THE REGISTRATION RIGHTS AGREEMENT (AS DEFINED BELOW), WILL NOT BE REGISTERED WITH THE SEC UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) 15 U.S.C. §§ 77A-77AA, OR ANY SIMILAR FEDERAL, STATE OR LOCAL LAW.  THE ADDITIONAL BACKSTOP PREMIUM SHARES WILL BE OFFERED AND SOLD PURSUANT TO THE EXEMPTION FROM REGISTRATION SET FORTH IN SECTION 1145 OF THE BANKRUPTCY CODE AND IN COMPLIANCE WITH ANY APPLICABLE FEDERAL, STATE OR NON-U.S. SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THE RIGHTS UNDER THIS AGREEMENT AND THE GREENSHOE BACKSTOP SHARES (THE “4(a)(2) SECURITIES” AND, TOGETHER WITH THE ADDITIONAL BACKSTOP PREMIUM SHARES, THE “SECURITIES”) WILL BE OFFERED AND SOLD PURSUANT TO THE EXEMPTION FROM REGISTRATION SET FORTH IN SECTION 4(A)(2) OF THE SECURITIES ACT AND/OR REGULATION D THEREUNDER AND IN COMPLIANCE WITH ANY APPLICABLE STATE OR NON-U.S. SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THIS AGREEMENT IS NOT AN OFFER TO SELL TO OR A SOLICITATION OF AN OFFER TO BUY FROM, NOR WILL ANY SECURITIES BE OFFERED OR SOLD TO, ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, PURCHASE OR SALE WOULD BE UNLAWFUL UNDER THE SECURITIES LAWS OF SUCH JURISDICTION.  THE GREENSHOE BACKSTOP SHARES REFERENCED HEREIN SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT (THE “REGISTRATION RIGHTS AGREEMENT”) TO BE EXECUTED BY THE ISSUER.

FORWARD STOCK PURCHASE AGREEMENT

This Forward Stock Purchase Agreement (this “Agreement”), between PG&E Corporation, a California corporation (the “Issuer” or “PG&E”), as contemplated by the Backstop Commitment Letter (as defined below) and the Debtors’ and Shareholder Proponents’ Joint Chapter 11 Plan of Reorganization, filed with the Bankruptcy Court (as defined below) on May 22, 2020 (as it may be amended, modified or supplemented from time to time in accordance with its terms, the “Plan”), and the undersigned (the “Purchaser”), shall be deemed executed as of the date the Issuer executes a counterpart to this Agreement previously executed by the Purchaser.

WHEREAS, on January 29, 2019, PG&E and Pacific Gas and Electric Company (the “Utility” and together with PG&E, the “Debtors”) filed petitions commencing voluntary cases (the “Chapter 11 Cases”) under chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”);

WHEREAS, on or about March 4, 2020, the Purchaser (or the Investment Manager of the Purchaser, acting solely on behalf of certain funds and/or accounts that it manages) entered into an Amended and Restated Chapter 11 Plan Backstop Commitment Letter (as amended by the Consent Form dated as of June 9, 2020, the “Backstop Commitment Letter”) with the Issuer;

WHEREAS, on June 20, 2020, the Bankruptcy Court issued an order confirming the Plan (the “Confirmation Order”);

WHEREAS, subsequent to the date hereof, the Issuer intends to consummate (i) an offering of New HoldCo Common Stock (the “Common Stock Offering”) and, if applicable, (ii) an offering of equity units (the “Units Offering” and, together with the Common Stock Offering, the “Offerings”), and pursuant to the terms of the underwriting agreements entered into in connection with the Offerings, the underwriters for each Offering will have the option to purchase additional shares of New HoldCo Common Stock (the “Option Shares”) and additional equity units (the “Option Units” and, together with the Option Shares, the “Option Securities”), respectively;

WHEREAS, the Purchaser wishes to commit to purchase from the Issuer the Greenshoe Backstop Shares (as defined below) on the terms and subject to the conditions of this Agreement;

WHEREAS, the Issuer wishes to commit to sell and issue to the Purchaser the Greenshoe Backstop Shares on the terms and subject to the conditions of this Agreement;

WHEREAS, the Issuer has separately solicited and negotiated and expects to enter into substantially identical forward stock purchase agreements (each, an “Other Forward Stock Purchase Agreement”) with other purchasers (the “Other Purchasers”) pursuant to which the Other Purchasers will commit to purchase from the Issuer amounts of New HoldCo Common Stock (such commitment amounts, as may be adjusted in accordance with Section 1(g) of each Other Forward Stock Purchase Agreement, “Other Greenshoe Backstop Purchase Amounts,” and together with the Purchaser’s Greenshoe Backstop Purchase Amount (as defined below), the “Aggregate Greenshoe Backstop Purchase Amounts”);

WHEREAS, the Issuer shall issue and deliver the Additional Backstop Premium Shares (as defined below) to the Purchaser on the terms and subject to the conditions of this Agreement; and

WHEREAS, capitalized terms used but not otherwise defined herein have the meanings set forth in Section 9 hereof or in the Backstop Commitment Letter.

NOW, THEREFORE, the Purchaser and the Issuer hereby agree as follows:

1.	PURCHASE AND SALE.

(a)          Subject to (i) the continued effectiveness of the Confirmation Order and  (ii) the representations and warranties of the Issuer set forth in Section 3 (other than Section 3(c)) being true and correct, in all material respects, as of the date hereof and as of the Effective Date, and the representations and warranties set forth in Section 3(c) being true and correct in all respects on each such date, (iii) the Backstop Commitment Letter not having been terminated in accordance with its terms and (iv) there being no drawing under the Backstop Commitment Letter (collectively (i)-(iv), the “Purchase Conditions”), the Purchaser hereby commits to purchase (the Purchaser’s “Greenshoe Backstop Commitment”) on the Effective Date, to be delivered on the Settlement Date, $[●]1 (subject to adjustment as provided in Section 1(g), the Purchaser’s “Greenshoe Backstop Purchase Amount”) of New HoldCo Common Stock, at a price per share equal to the Settlement Price.

(b)          Subject to the Purchase Conditions (other than clause (ii) of the Purchase Conditions as it relates to testing the representations as of the Effective Date), the Issuer shall give written notice to the Purchaser (the “Funding Notice”), two Business Days prior to the expected pricing date of the Offerings but in no event earlier than the filing of one or more preliminary prospectus supplements for the Offerings with the SEC, that the Purchaser shall pay the Greenshoe Backstop Purchase Amount as described herein.  No later than the second Business Day following receipt of the Funding Notice, the Purchaser shall pay by wire transfer only of immediately available funds to an account designated by the Issuer an amount in cash equal to the Greenshoe Backstop Purchase Amount.  Such payment account designated by the Issuer is set forth below (which account is a dedicated account that holds only the proceeds of the Aggregate Greenshoe Backstop Purchase Amounts and which account does not hold the proceeds from any Additional Capital Sources or any Offering).  No interest shall be payable under any circumstances on any such payment of the Greenshoe Backstop Purchase Amount.

Account Name:	[●]
Bank Account No.:	[●]
ABA/Routing No.:	[●]
Bank Name:	[●]
Bank Address:	[●]
Reference:	Greenshoe Backstop Funding - [Name of Purchaser]

1 To equal the Forward Contract Purchase Commitment.

(c)          Subject to (i) the satisfaction or waiver by the Purchaser of the Purchase Conditions and (ii) the substantially concurrent occurrence of the effective date of the Issuer’s Plan (including the payment of the proceeds, or release of proceeds from escrow, of any Additional Capital Sources and the Offerings to the Issuer or the Utility, as applicable) (such date, the “Effective Date”), on the Effective Date, the Issuer may utilize the proceeds of the Aggregate Greenshoe Backstop Purchase Amounts that do not otherwise comprise a portion of any Redemption Amount at such time to make distributions and payments in accordance with the Plan.

(d)          Subject to the Purchaser delivering the Greenshoe Backstop Purchase Amount pursuant to Section 1(b) and the consummation by the Issuer of the Offerings, on the Settlement Date, the Issuer shall issue and deliver to the Purchaser an amount of shares of New HoldCo Common Stock equal to (x) (A) the Greenshoe Backstop Purchase Amount minus (B) the aggregate Redemption Amounts paid to the Purchaser pursuant to Section 2(a) multiplied by (y) the Settlement Rate (such amount of shares of New HoldCo Common Stock, the “Greenshoe Backstop Shares”), pursuant to the instructions provided in Section 5(a).

(e)          Subject to (i) the Purchaser delivering the Greenshoe Backstop Purchase Amount pursuant to Section 1(b), (ii) the consummation by the Issuer of a Permitted Equity Offering and (iii) the representations and warranties of the Purchaser set forth in Section 4 being true and correct, in all material respects, as of the date hereof and as of the Effective Date, the Issuer shall, on the Effective Date, issue and deliver [●]2 shares of New HoldCo Common Stock (the “Additional Backstop Premium Shares”) to the Purchaser pursuant to the instructions provided in Section 5(a).

(f)          In the event that (i) pricing of the Offerings does not occur within two Business Days of the date of delivery of the Funding Notice or (ii) the Effective Date does not occur within six Business Days of the date of delivery of the Funding Notice, the Issuer shall, as promptly as practicable, but in no event more than one Business Day after the earliest to occur of any such event, return the Greenshoe Backstop Purchase Amount by wire transfer only of immediately available funds to an account designated by the Purchaser.  Such payment account designated by the Purchaser is set forth below.

Account Name:	[●]
Bank Account No.:	[●]
ABA/Routing No.:	[●]
Bank Name:	[●]
Bank Address:	[●]
Reference:	PG&E – Greenshoe Backstop Funding Return

2 To equal the Additional Backstop Commitment Share Premium.

(g)          In the event that the aggregate gross proceeds that would be received by the Issuer from the sale of all Option Securities that the underwriters of the Offerings have the option to purchase would be less than $522,727,273 (assuming that such option is exercised in full) (such difference, the “Excess Amount”), then the Greenshoe Backstop Purchase Amount will be adjusted by multiplying it by a fraction equal to (i) $522,727,273 minus the Excess Amount, divided by (ii) $522,727,273.  In the event that the Greenshoe Backstop Purchase Amount is adjusted pursuant to this Section 1(g) after the Greenshoe Backstop Purchase Amount is funded to the Issuer pursuant to Section 1(b), the Issuer shall return an amount equal to such decrease to the Purchaser within one Business Day to the account designated in Section 1(f).

2.	REDEMPTION; ADJUSTMENT.

(a)          If, at any time and from time to time on or prior to the Outside Date, the underwriters of either Offering exercise their option to purchase all or a portion of the Option Securities for such Offering (each such exercise, a “Mandatory Redemption Event”), the Issuer shall redeem a portion of the rights under this Agreement to receive shares of New HoldCo Common Stock and return a portion of the Greenshoe Backstop Purchase Amount equal to (i) the Greenshoe Backstop Purchase Amount divided by the Aggregate Greenshoe Backstop Purchase Amounts multiplied by (ii) the gross proceeds received by the Issuer from the sale of such Option Securities (such product, the “Redemption Amount”).  Any Redemption Amount shall be paid by the Issuer to the Purchaser in cash on the date that the Issuer receives the net proceeds from the sale of such Option Securities, which shall be no later than the 10th full Business Day following the applicable Mandatory Redemption Event (each such date, a “Mandatory Redemption Settlement Date”), by wire transfer only of immediately available funds to the account designated by the Purchaser and set forth in Section 1(f).

(b)          In the event that the Issuer effects a cash dividend, distribution, stock split (including a reverse stock split) or stock dividend after the Effective Date and prior to the Settlement Date, the Settlement Rate shall be equitably adjusted to reflect such dividend, distribution or stock split.

(c)          From and after the Effective Date and prior to the Settlement Date, the Issuer shall not consummate any exchange offer or issuer tender for common stock or merge or consolidate with any other entity or effect any reclassification of New HoldCo Common Stock.

3.	REPRESENTATIONS AND WARRANTIES OF THE ISSUER.

The Issuer represents and warrants to the Purchaser as follows:

(a)          The Issuer is, as of the date hereof, and will be as of the Effective Date, duly organized and validly existing under the laws of the state of California.

(b)          As of the date of this Agreement and as of the Effective Date, (i) the Issuer will have the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, (ii) the Issuer will have duly authorized all requisite corporate action with respect to this Agreement and the consummation of the transactions contemplated hereby and (iii) this Agreement will have been duly and validly executed and delivered by the Issuer and will constitute the valid and binding obligations of the Issuer, enforceable against such party in accordance with its terms.

(c)          The Greenshoe Backstop Shares and the Additional Backstop Premium Shares, when issued in accordance with the provisions of this Agreement and the Confirmation Order, will be duly authorized by the Issuer and validly issued by the Issuer, and will represent fully paid and nonassessable shares of the Issuer without preemptive or other similar rights, free and clear of any liens or other encumbrances.

(d)          As of the date hereof, the Issuer has obtained binding commitments or funding with respect to the following debt capital sources: (i) $2,750 million of commitments pursuant to a term loan facility of the Issuer, (ii) $2,000 million of new secured notes of the Issuer, (iii) $1,500 million of commitments pursuant to a 364-day term loan facility of the Utility, (iv) $1,500 million of commitments pursuant to an 18-month term loan facility of the Utility and (v) $8,925 million of new secured notes of the Utility, in each case which commitments or funding is subject to the satisfaction or valid waiver of the customary conditions set forth therein that shall be satisfied or validly waived on or prior to the Effective Date in accordance with their respective terms and shall be funded on such date.  As of the date hereof, there are deemed to be $3 billion of Additional Capital Sources because the Plan is consistent with the capital structure described in the Specified OII Testimony.  As of the date hereof, the Issuer has commenced Offerings for gross proceeds of $5.75 billion (inclusive of the proceeds of Option Securities).

(e)          No third-party consents or approvals (including governmental consents or approvals) are required to be obtained, made or given in order to permit the Issuer to execute and deliver this Agreement and to perform its obligations hereunder except for any that have been received (or, with respect to the issuance of the Additional Backstop Premium Shares on the Effective Date and the Greenshoe Backstop Shares on the Settlement Date, the filing with the Secretary of the State of California of the Issuer’s Amended and Restated Articles of Incorporation and receipt of a written acknowledgment (which may be by e-mail) from the Secretary of the State of California that such Amended and Restated Articles of Incorporation were validly filed with an effective date as of (or in any event, no later than) the Effective Date) or the absence of which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Issuer’s ability to consummate the transactions contemplated by this Agreement.

(f)          Neither the execution and delivery of this Agreement by the Issuer nor the consummation of any of the transactions contemplated hereby will violate or conflict with, or result in a breach of, or constitute a default under (whether upon notice or the passage of time or both) any (i) contract to which the Issuer is a party or (ii) applicable laws, regulations, orders, judgments and decrees to which the Issuer is subject, in each case except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Issuer’s ability to consummate the transactions contemplated by this Agreement.

4.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

The Purchaser [acting as the nominee of one or more funds, on behalf of the funds for which it serves as nominee (it being understood that all references to “Purchaser” in this Section 4 shall be deemed to refer to the funds for which the Purchaser serves as nominee)] represents and warrants to the Issuer as follows:

(a)          The Purchaser is a Backstop Party[ or a fund or account managed and/or advised by a Backstop Party.  If the Purchaser is a fund or account managed and/or advised by a Backstop Party, the Purchaser represents that the Backstop Party has duly assigned its rights under this Agreement to the Purchaser or is authorized to exercise such rights on behalf of the Purchaser]3.

(b)          The Purchaser (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and (ii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the 4(a)(2) Securities and of making an informed investment decision.

(c)          The Purchaser has the requisite corporate or other applicable power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder.  This Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite, corporate, limited liability company or similar action.  This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).  Except to the extent the Purchaser is an individual, the Purchaser is a validly existing entity under the laws of the jurisdiction of its incorporation or formation.

(d)          Except as provided under applicable securities laws and subject to the conditions and termination rights contained in the Backstop Commitment Letter and this Agreement, the Purchaser’s obligations hereunder are and shall be irrevocable.

(e)          No third-party consents or approvals (including governmental consents or approvals) are required to be obtained, made or given in order to permit the Purchaser to execute and deliver this Agreement and to perform its obligations hereunder, except for any that have been received or the absence of which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Purchaser’s ability to consummate the transactions contemplated by this Agreement.

3 Bracketed language to be included if the Agreement is to be signed by a fund or account of a Backstop Party (rather than the Backstop Party).

(f)          Neither the execution and delivery of this Agreement by the Purchaser nor the consummation of any of the transactions contemplated hereby will violate or conflict with, or result in a breach of, or constitute a default under (whether upon notice or the passage of time or both) any (i) contract to which the Purchaser is a party or (ii) applicable laws, regulations, orders, judgments and decrees to which the Purchaser is subject, in each case except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Purchaser’s ability to consummate the transactions contemplated by this Agreement.

(g)          The Purchaser is not a party to any contract (other than the Backstop Commitment Letter and all other agreements to which it will be a party as contemplated by the Backstop Commitment Letter or the Plan) with any Person that would give rise to a valid claim against the Debtors for a brokerage commission, finder’s fee or like payment in connection with the Purchaser’s investment in the Securities; it being understood that this Section 4(g) does not apply to any brokerage commission, finder’s fee or like payment as long as such commission, fee or payment is not and would not be payable by the Debtors.

(h)          The Purchaser is acquiring the Securities for its own account, solely for investment and not with a view toward, or for sale in connection with, any distribution thereof in violation of any foreign, federal, state or local securities or “blue sky” laws, or with any present intention of distributing or selling such shares in violation of any such laws.

(i)          Exhibit A sets forth a true and correct schedule of, in each case as of the Effective Date, (i) each entity that will acquire (as determined for U.S. federal income tax purposes) Greenshoe Backstop Shares or Additional Backstop Premium Shares hereunder, (ii) the number of shares of PG&E Corporation common stock owned by each such entity before taking into account the shares to be acquired hereunder or the shares to be acquired under the Backstop Commitment Letter, and (iii) the allocation on a percentage basis (or if known, the amounts) of Greenshoe Backstop Shares or Additional Backstop Premium Shares that will be acquired by each such entity hereunder.

(j)          The Purchaser is not, and as of the Effective Date and Settlement Date will not be, an affiliate (as defined in Rule 144) of the Issuer.

5.	PURCHASER ACKNOWLEDGMENTS.

The Purchaser further acknowledges the following as of the date hereof:

(a)          The Additional Backstop Premium Shares issued pursuant hereto are expected to be eligible for participation in the Depository Trust Company (“DTC”) system, and such shares will only be delivered to the DTC Participant Account indicated herein.  However, the Greenshoe Backstop Shares are not expected to be DTC eligible until the effectiveness of the registration statement and removal of legends contemplated by Section 6(d).  Accordingly, the Greenshoe Backstop Shares will be initially issued in the name of the Purchaser, as indicated below.  In addition, in the event that any Additional Backstop Premium Shares are not DTC eligible, such shares will be initially issued in the name of the Purchaser, as indicated below.

Registration Line 1:

Registration Line 2 (if needed):

Address 1:

Address 2:

Address 3:

Address 4:

Telephone:

Email:

(b)          No federal or state agency has made or will make any finding or determination as to the adequacy or accuracy of any information provided to the Purchaser in connection with its consideration of its investment in the Securities or as to the fairness of the Issuance for investment, nor any recommendation or endorsement of the Securities, except that the Bankruptcy Court has approved the Disclosure Statement.

(c)          The offer and sale to the Purchaser of the Securities have not been registered under the Securities Act nor qualified under any state securities laws.

(d)          The Purchaser has read and understands this Agreement, the Plan, the Backstop Commitment Letter and the Disclosure Statement and understands the terms and conditions herein and therein and the risks associated with the Issuer and its business as described in the Disclosure Statement.  The Purchaser is not relying upon any information, representation or warranty by the Debtors or the Issuer, other than as set forth in this Agreement, the Plan, the Backstop Commitment Letter, the Disclosure Statement (in each case as modified or supplemented prior to the date hereof) and the Debtors’ Annual Report on Form 10-K for the year ended December 31, 2019, the Debtors’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and the Debtors’ other current and periodic reports filed with the SEC subsequent to the filing of such Form 10-K and prior to the date hereof (each as modified or supplemented to the date hereof), and the Issuer makes no representation or warranty to the Purchaser except as expressly set forth herein or therein.  The Purchaser has, to the extent deemed necessary by the Purchaser, discussed with its own advisors (i) the representations, warranties and agreements that the Purchaser is making herein and (ii) the financial, tax, legal and related matters concerning an investment in the 4(a)(2) Securities.

(e)          The Purchaser understands and acknowledges that all calculations, including, to the extent applicable, the calculation of (i) the Settlement Rate, (ii) the Settlement Price and (iii) the Greenshoe Backstop Shares shall be made in good faith by the Issuer and in accordance with this Agreement, and any disputes regarding such calculations shall be subject to a determination by the Bankruptcy Court and rights of appeal from any such determination.  To the extent the Bankruptcy Court does not have (or elects not to exercise) jurisdiction to make such determination or abstains from making such determination, such determination will be made by another Federal or state court of competent jurisdiction located in New York County, New York.

(f)          The Disclosure Statement contains financial projections.  The Purchaser acknowledges (i) the limitations and uncertainties inherent in financial projections and that they are not any guarantee or assurance of future performance and (ii) that it is prepared for the substantial economic risks involved in the purchase of the 4(a)(2) Securities, including the total loss of its investment.  The Debtors are not under any duty to, and will not, update the projections or the risk factors included in the Disclosure Statement prior to or after the Effective Date.

(g)          Each security representing any Greenshoe Backstop Shares (but for the avoidance of doubt, not any security representing Additional Backstop Premium Shares) shall include a legend in substantially the following form:

“THIS SECURITY WAS ORIGINALLY ISSUED ON [DATE OF ISSUANCE], HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.”

(h)          If the Purchaser is an “underwriter” as defined under section 1145(b)(1) of the Bankruptcy Code, any Additional Backstop Premium Shares it receives will be “restricted securities” and may not be resold under the Securities Act and applicable state “Blue Sky Laws” absent an effective registration statement under the Securities Act or pursuant to an applicable exemption from registration, including Rule 144 promulgated under the Securities Act.

(i)          The Purchaser understands and acknowledges that prior to the Issuer’s issuance and delivery of the Greenshoe Backstop Shares on the Settlement Date under this Agreement, the Greenshoe Backstop Commitment shall not entitle the Purchaser to any of the rights of a holder of New HoldCo Common Stock, including the right to vote or, subject to Section 2(b) of this Agreement, receive any dividends or other payments or to consent or to receive notice as shareholders in respect of the meetings of shareholders or for the election of directors of the Issuer or for any other matter, or any other rights whatsoever as shareholders of the Issuer, except to the extent otherwise expressly provided in this Agreement.

6.	COVENANTS.

(a)          The foregoing representations, warranties and acknowledgements of the Purchaser in Sections 4 and 5 are true on the date hereof and will be true on the Effective Date (or on the date hereof and such other date as expressly set forth therein) and, in the case of the representation in Section 4(i), also on the Settlement Date.  If any of such representations, warranties and acknowledgements is not true prior to the Effective Date (or such other date as expressly set forth therein or, in the case of the representation in Section 4(i), also on the Settlement Date), the Purchaser will give written notice as promptly as reasonably practicable (but in any event prior to the Effective Date or the Settlement Date in the case of the representation in Section 4(i) (or such other date as expressly set forth therein)) of such fact to the Issuer, specifying which such representations and warranties are not true and the reasons therefor.

(b)          The Purchaser shall not offer, sell, assign or otherwise transfer any portion of the Greenshoe Backstop Commitment or any Greenshoe Backstop Shares except in accordance with an exemption from registration, including under Rule 144 under the Securities Act, if and when available, or pursuant to an effective registration statement.  The Purchaser agrees that (subject to Section 2(e) of the Consent Form dated as of June 9, 2020) at all times, it shall abide by the Issuer Charter Documents in all respects, including the restrictions on transfer included therein.

(c)          As reasonably requested in writing by the Debtors, the Purchaser shall use commercially reasonable efforts to provide information to the Debtors relevant to the preservation of the Debtors’ tax attributes, including the ownership of shares acquired hereunder; provided, that for the avoidance of doubt, the Purchaser shall have no obligation pursuant to this Section 6(c) to provide any such information that the Purchaser determines, in its reasonable judgment, it is legally or contractually prohibited or restricted from disclosing.  The Debtors and the Issuer shall treat confidentially all such information provided by the Purchaser contained in or pursuant to this Agreement for a period of three years; provided, however, that nothing in the foregoing shall prevent the Debtors or the Issuer from disclosing any such information (i) to the extent the Debtors or the Issuer are required pursuant to an order of any court or administrative agency or in any legal, judicial or administrative proceeding or other compulsory process or otherwise as required by applicable law or regulations, (ii) to any regulatory or governmental authority or agency having jurisdiction over the Debtor or the Issuer, (iii) to the directors, officers, employees, agents, representatives and advisors (including attorneys and accountants) (collectively, including those of affiliates, and in each case, only those who receive confidential information, “Related Parties”) of the Debtors or the Issuer so long as the Debtors or Issuer instruct their Related Parties to treat the information in a confidential manner and in accordance with the terms hereof (it being understood that the Debtors and the Issuer will be responsible for any breach of any provisions of this Agreement, which by their terms apply to the Debtors’ and Issuer’s Related Parties, by any of the Debtors’ or the Issuer’s Related Parties) and (iv) to the extent any such information becomes publicly available other than by reason of disclosure by the Debtors or the Issuer or any of its Related Parties in breach of this Agreement.

(d)          To the extent permitted under applicable law, from and after the earlier of (i) the request of the Purchaser following the date that is six months after the Settlement Date and upon delivery of a certificate from the Purchaser to the Issuer certifying that the Purchaser has held the Greenshoe Backstop Shares for the requisite holding period under Rule 144(d) and (ii) the delivery of an opinion of the Issuer’s counsel as to the effectiveness of the registration statement (which the Issuer shall cause to be delivered to the Issuer’s transfer agent upon effectiveness of such registration statement if reasonably requested by the Issuer’s transfer agent), the Issuer shall take such actions as may be reasonably requested by the Issuer’s transfer agent so that the Purchaser may sell any of its Greenshoe Backstop Shares without any legend pursuant to Rule 144 (as long as the Purchaser is not an affiliate (as defined in Rule 144) of the Issuer) or such registration statement, as the case may be, and the Issuer shall use commercially reasonable efforts to cause the transfer agent to take all such actions as may be required to allow for the transfer of such Greenshoe Backstop Shares, including removing all legends from such Greenshoe Backstop Shares, at which time such Greenshoe Backstop Shares will have the same CUSIP as the unrestricted shares of PG&E Corporation common stock.  Notwithstanding the removal of any such legends or the addition of the unrestricted CUSIP, until the date that is six months after the Settlement Date, the Purchaser agrees (A) to comply with the terms of the Registration Rights Agreement and (B) that the Greenshoe Backstop Shares may not be sold or transferred in the absence of an effective registration statement under the Act or an available exemption from registration thereunder.

(e)          Following the effectiveness of the registration statement and removal of the restrictive legends as contemplated in Section 6(d), the Purchaser may request, and the Issuer will use commercially reasonable efforts to cause the transfer agent to, deliver the Greenshoe Backstop Shares to the Purchaser’s DTC Participant Account.

(f)          To the extent the Issuer agrees with any Other Backstop Party to any terms in respect of the Greenshoe Backstop Shares and/or Additional Backstop Premium Shares that are more favorable to such Other Backstop Party than the terms set forth in this Agreement, whether by modification to this Agreement, by a separate or side agreement or otherwise, the Issuer shall promptly provide notice of such terms to the Purchaser, and such terms shall be deemed without further action to be incorporated into this Agreement for the Purchaser, except to the extent the Purchaser objects to such incorporation in writing.

7.	ISSUER COVENANTS.

(a)          If any of the representations and warranties in Section 3 is not true prior to the Effective Date (or such other date as expressly set forth therein) and, in the case of the representation in Section 3(c), also on the Settlement Date, the Issuer will give written notice as promptly as reasonably practicable (but in any event prior to the Effective Date (or such other date as expressly set forth therein or, in the case of the representation in Section 3(c), also on the Settlement Date)) of such fact to the Purchaser, specifying which such representations and warranties are not true and the reasons therefor.

(b)          On the Effective Date, the Issuer and the Purchaser shall enter into the Registration Rights Agreement substantially in the form attached as Exhibit B hereto.

(c)          From the time of delivery of the Funding Notice and until the Greenshoe Backstop Purchase Amount is returned to the Purchaser pursuant to Section 1(f), the Issuer shall not draw on the Backstop Commitment.

8.	TERMINATION; SURVIVAL.

(a)          This Agreement may be terminated at any time by the mutual written consent of the Issuer and the Purchaser, confirmed in writing.  Without limiting the foregoing, this Agreement shall automatically terminate:

(i)
In the event that the Issuer does not enter into an underwriting agreement for the Common Stock Offering by the date that is two Business Days before the 60th day after the date the Confirmation Order is entered in the Debtors’ Chapter 11 Cases, on such 60th day; or

(ii)	If the Backstop Commitment Letter has been validly terminated, on the date of such termination.

(b)          Without limiting the foregoing, this Agreement shall automatically terminate on the later of (i) the Settlement Date or, if all the Purchaser’s rights to receive shares of New HoldCo Common Stock have been redeemed in accordance with Section 2(a), the last Mandatory Redemption Settlement Date and (ii) the Effective Date.

(c)          In the event that this Agreement is terminated pursuant to Sections 8(a)(i) or 8(a)(ii), the Greenshoe Backstop Purchase Amount shall not be payable by the Purchaser nor shall any consideration be payable by the Issuer (or, if the Greenshoe Backstop Purchase Amount has already been funded, such amount shall be immediately returned to the Purchaser in accordance with Section 1(f) or Section 1(g)).

(d)          Section 1(f), Section 1(g), Section 3(a), Section 3(b), Section 3(c), Section 3(f), Section 6(b), Section 6(c), Section 6(d), Section 6(e), Section 6(f) (to the extent related to any provisions that survive termination of this Agreement), Section 8, Section 9 and Section 10 shall survive termination of this Agreement; provided, however, Section 3(c) and Section 6(c) shall only survive to the extent any Greenshoe Backstop Shares and/or Additional Backstop Premium Shares have been issued under this Agreement, and Section 6(b), Section 6(d) and Section 6(e) shall only survive to the extent any Greenshoe Backstop Shares have been issued under this Agreement.  In addition, the Issuer’s obligation under Section 1(d), Section 1(e) and Section 2(a) shall survive termination of this Agreement as applicable for purposes of effecting the Issuer’s obligation to issue and deliver the Greenshoe Backstop Shares and the Additional Backstop Premium Shares or to redeem the rights to receive shares of New HoldCo Common Stock under this Agreement, as applicable, in accordance with the respective terms thereunder.

9.	INTERPRETATION OF THIS AGREEMENT.

(a)            Terms Defined.  As used in this Agreement, the following terms have the respective meanings set forth below:

“Business Day”: means a day other than (a) a Saturday or Sunday or (b) any day on which banks located in New York, New York, U.S.A. or San Francisco, California, U.S.A. are authorized or obligated to close or be closed.

“Investment Agreement”: means that certain Investment Agreement, dated as of June 7, 2020, by and among PG&E Corporation and the persons and entities listed on the Schedule of Investors attached as Schedule A thereto.

“Issuer Charter Documents”: means the Issuer’s Amended and Restated Articles of Incorporation and Bylaws, each substantially in the form attached to the Plan Supplement.

“Outside Date”: means the date that is 30 days following the date that the underwriting agreements for the Offerings are executed by the Issuer and the underwriters.

“Person”: Has the meaning set forth in section 101(41) of the Bankruptcy Code.

“SEC”: means the U.S. Securities and Exchange Commission.

“Settlement Date”: means the date that is the later of (i) the first Business Day following the Outside Date and (ii) the last Mandatory Redemption Settlement Date.

“Settlement Price”: means the lesser of (a) the lowest per share “Price to public” of New HoldCo Common Stock sold on an underwritten basis to the public in the Common Stock Offering, as disclosed on the cover page of the prospectus or prospectus supplement and (b) the “Purchase Price” as defined in the Investment Agreement.

“Settlement Rate”: shall be calculated as (i) $1 divided by (ii) the Settlement Price.

(b)          Directly or Indirectly.  Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision will be applicable whether such action is taken directly or indirectly by such Person.

(c)          Governing Law; Jurisdiction.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.  BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES FOR ITSELF THAT ANY LEGAL ACTION, SUIT OR PROCEEDING AGAINST IT WITH RESPECT TO ANY MATTER UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN ANY SUCH ACTION, SUIT OR PROCEEDING, MAY BE BROUGHT ONLY IN THE BANKRUPTCY COURT.  TO THE EXTENT THE BANKRUPTCY COURT DOES NOT HAVE (OR ELECTS NOT TO EXERCISE) JURISDICTION OVER, OR ABSTAINS FROM HEARING, SUCH ACTION, SUIT OR PROCEEDING, SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION LOCATED IN NEW YORK COUNTY, NEW YORK.  BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO IRREVOCABLY ACCEPTS AND SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT (OR, IN THE EVENT THE BANKRUPTCY COURT DOES NOT HAVE OR ELECTS NOT TO EXERCISE JURISDICTION OVER OR ABSTAINS FROM HEARING SUCH ACTION, SUIT OR PROCEEDING, ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION LOCATED IN NEW YORK COUNTY, NEW YORK) WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING (SUBJECT TO THE IMMEDIATELY PRECEDING SENTENCE).  EACH PARTY HERETO UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO ABOVE.

(d)          Section Headings.  The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

(e)          Construction.  This Agreement has been freely and fairly negotiated between the parties.  If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.  The words “include”, “includes”, and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires.  The words “this Agreement”, “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

10.	MISCELLANEOUS.

(a)          Notices.

(i)          Except as otherwise provided in this Agreement, following execution of this Agreement, all demands, notices, requests, consents and other communications under this Agreement must be in writing (which may be by e-mail, facsimile or other electronic means), sent to all of the notice parties set forth below and deemed given on the same Business Day when delivered if between 8:00 a.m. to 8:00 p.m.  New York City Time, or otherwise the next Business Day, at the addresses and facsimile numbers set forth below, or if by e-mail, confirmed by sender:

(A)          if to the Purchaser, at:

Name:

Address 1:

Address 2:

City, State, and Zip Code:

Country:

Telephone:

Email:

With a copy to:

[Insert applicable details]

(B)          if to the Issuer, at (or at such other address, e-mail address or facsimile number as it may have furnished in writing to the Purchaser):

PG&E Corporation
77 Beale Street
P.O. Box 770000
San Francisco, California 94177
Attention: Janet Loduca, Senior Vice President and General Counsel

with a copy to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, New York 10019
Attention:  Richard Hall; Paul Zumbro; Nicholas Dorsey; Daniel Haaren
Email:  RHall@cravath.com; PZumbro@cravath.com;
            NDorsey@cravath.com; DHaaren@cravath.com

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York  10153
Attention:  Stephen Karotkin
Email:  Stephen.karotkin@weil.com

(b)          Expenses and Taxes.  The Issuer will pay, and hold the Purchaser harmless from any and all liabilities (including interest and penalties) with respect to, or resulting from any delay or failure in paying, stamp and other similar taxes (other than income taxes), if any, which may be payable or determined to be payable on the execution and delivery of this Agreement or receipt of any Greenshoe Backstop Shares or Additional Backstop Premium Shares pursuant to this Agreement.

(c)          Assignment; Successors.  This Agreement is not assignable by either party without the prior written consent of the other party.  This Agreement and the rights, powers and duties set forth herein will inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties.  The provisions of this Agreement are for the sole benefit of the parties and their successors and permitted assigns, and it will not be construed as conferring any rights on any third party, including any third party beneficiary rights.

(d)          Entire Agreement; Amendment and Waiver.  This Agreement constitutes the entire understanding of the parties hereto and supersedes all prior understandings among such parties with respect to the matters covered herein (other than the Backstop Commitment Letter and the Registration Rights Agreement).  This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Issuer and the Purchaser.

(e)          Severability.  If any provision of this Agreement or the application of such provision to any Person or circumstance is held to be invalid by any court of competent jurisdiction, the remainder of this Agreement or the application of such provision to Persons or circumstances other than those to which it is held invalid will not be affected thereby.  Upon such determination that any provision or the application thereof is invalid, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law.

(f)          Counterparts; Facsimile and PDF Signatures.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will be considered one and the same agreement.  The exchange of copies of this Agreement and of signature pages by facsimile or portable document format (PDF) transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Please indicate your acceptance and approval of the foregoing in the space provided below.

ACCEPTED AND APPROVED

as of the ___ day of _______________, 2020

PURCHASER: __________________________________________
(Please provide full legal name)

Signature: _____________________________________________

Name of Signatory: ______________________________________

Title: _________________________________________________

Address: ______________________________________________

City:_____________  State: _______________________________

Postal Code:___________________________________________

Country:______________________________________________

Telephone: __________ Facsimile: __________________________

Email Address:__________________________________________

Name of DTC Participant (broker-dealer at which the
account or accounts to be credited with the Additional
Backstop Premium Shares are maintained): ____________________

DTC Participant Number: _________________________________

Name of Account at DTC Participant being credited with the
Additional Backstop Premium Shares:________________________

Account Number at DTC Participant being credited with the
Additional Backstop Premium Shares ________________________

If U.S. person, check here and attach IRS Form W-9:  ☐ U.S. person

If Non-U.S. person, check here and attach appropriate IRS Form W-8:  ☐ Non-U.S. person

1

ACCEPTED AND APPROVED

as of the ___ day of _______________, 2020

PG&E Corporation

Name:
Title:

Exhibit A
(as of the Effective Date)

For purposes of this Exhibit A, the terms “own” and “acquire” and any variation thereon shall as used herein mean as determined for U.S. federal income tax purposes and the term “Existing HoldCo Common Stock” shall mean shares of PG&E Corporation common stock (other than (i) Greenshoe Backstop Shares or Additional Backstop Premium Shares, i.e., shares to be acquired under this Agreement and (ii) shares to be acquired under the Backstop Commitment Letter).

All amounts and percentages should be as of the Effective Date.

Name of Owner or Entity to Acquire Shares (if such owner or entity is disregarded, for U.S. federal income tax purposes, its tax-regarded owner)	Amount of Shares Owned and Allocation (or Amount) of Shares to be Acquired (as of the Effective Date)
	Existing HoldCo Common Stock (Excluding Greenshoe Backstop Shares, Additional Backstop Premium Shares and shares to be acquired under the Backstop Commitment Letter)	Allocation of Greenshoe Backstop Shares – On a Percentage Basis – or, if known, the Amount of Shares*	Allocation of Additional Backstop Premium Shares – On a Percentage Basis – or, if known,the Amount of Shares*

*If the percentage allocation for Greenshoe Backstop Shares is different than the percentage allocation for Additional Backstop Premium Shares, then the allocation as to each should be indicated, unless the owner or entity provides the amount of such shares.

1

Exhibit B

FORM OF REGISTRATION RIGHTS AGREEMENT

1

Schedule of Forward Stock Purchase Agreements

Purchaser	Greenshoe BackstopPurchase Amount (rounded to the nearest cent)	Additional Backstop Premium Shares
BG Backstop Partners, L.L.C.	$65,340,909.13	6,250,000
GoldenTree Master Fund, Ltd.	$18,793,178.04	1,797,608
Crown Managed Accounts SPC - Crown/GT Segregated Portfolio	$524,382.58	50,158
GoldenTree Insurance Fund Series Interests of the SALI Multi-Series Fund, L.P.	$1,072,200.76	102,558
GN3 SIP Limited	$1,557,814.39	149,008
Louisiana State Employees’ Retirement System	$216,496.21	20,708
GoldenTree Distressed Onshore Master Fund III, LP	$1,022,062.50	97,763
GoldenTree Distressed Master Fund III, Ltd.	$2,357,500.00	225,500
MA Multi-Sector Opportunistic Fund, LP	$136,518.94	13,058
Guadalupe Fund, LP	$178,511.36	17,075
GT NM, LP	$388,909.09	37,200
San Bernardino County Employees’ Retirement Association	$857,446.97	82,017
High Yield and Bank Loan Series Trust	$540,195.08	51,671
Ginkgo Tree, LLC	$1,208,545.46	115,600
GoldenTree V1 Master Fund, LP	$1,464,420.46	140,075
GT Credit Fund, LP	$199,986.74	19,129
GT G Distressed Fund 2020 LP	$398,274.62	38,096
GoldenTree Multi Sector-C LP	$98,708.33	9,442
Crown Managed Accounts acting for and on behalf of Crown/PW SP	$1,583,085.59	151,426
LMA SPC for and on behalf of Map 98 Segregated Portfolio	$1,932,534.17	184,851
Investment Opportunities 3 Segregated Portfolio	$1,519,148.55	145,310
Oceana Master Fund Ltd.	$6,495,645.54	621,323
Pentwater Credit Master Fund Ltd.	$2,101,787.16	201,041
Pentwater Equity Opportunities Master Fund Ltd.	$4,847,447.07	463,669
Pentwater Merger Arbitrage Master Fund Ltd.	$14,976,392.34	1,432,524
Pentwater Thanksgiving Fund LP	$142,328.07	13,614
PWCM Master Fund Ltd.	$12,466,324.86	1,192,431
Pentwater Metric Merger Arbitrage Fund LP	$2,143,345.26	205,016
Pentwater Unconstrained Master Fund Ltd.	$156,334.31	14,954
Azteca Partners LLC	$21,399,147.74	2,046,875
Palomino Master Ltd.	$11,271,306.82	1,078,125
Anchorage Capital Master Offshore, Ltd.	$28,314,393.95	2,708,333
Knighthead Master Fund, LP	$8,522,632.58	815,208
Knighthead (NY) Fund, LP	$1,779,015.15	170,167
Knighthead Distressed Opportunities Fund, LP	$2,196,761.36	210,125

Knighthead Annuity & Life Assurance Company	$3,836,818.18	367,000
HF Fund, LP	$1,089,015.15	104,167
Redwood Master Fund, Ltd.	$15,675,497.37	1,499,395
Redwood Drawdown Master Fund II, L.P.	$6,104,805.67	583,938
Centerbridge Special Credit Partners III, L.P.	$3,538,272.39	338,443
Centerbridge Credit Partners Master, L.P.	$10,618,924.59	1,015,723
Attestor Value Master Fund LP	$10,890,151.52	1,041,667
TAO Finance 1, LLC	$11,434,659.10	1,093,750
Redwood IV Finance 1, LLC	$4,900,568.18	468,750
Stonehill Institutional Partners, L.P.	$3,802,840.91	363,750
Stonehill Master Fund Ltd.	$2,731,250.00	261,250
Silver Point Capital Fund, L.P.	$5,694,831.89	544,723
Silver Point Capital Offshore Master Fund, L.P.	$9,641,107.32	922,193
Silver Point Distressed Opportunities Fund, L.P.	$1,913,640.84	183,044
Silver Point Distressed Opportunities Offshore Master Fund, L.P.	$746,410.37	71,396
Silver Point Distressed Opportunity Institutional Partners, L.P.	$3,849,404.01	368,204
Silver Point Distressed Opportunity Institutional Partners Master Fund (Offshore), L.P.	$1,241,726.79	118,774
Third Point Loan LLC	$14,810,606.07	1,416,667
Quantum Partners LP	$11,979,166.67	1,145,833
Palindrome Master Fund LP	$2,395,833.33	229,167
Cyrus Opportunities Master Fund II, Ltd.	$5,180,664.49	495,542
CRS Master Fund, L.P.	$1,962,065.87	187,676
Crescent 1, L.P.	$2,057,196.33	196,775
Cyrus Select Opportunities Master Fund, Ltd.	$617,460.53	59,061
Canary SC Master Fund, L.P.	$1,962,065.87	187,676
Cyrus 1740 Master Fund, L.P.	$332,956.63	31,848
Keyframe Fund I, L.P.	$75,880.97	7,258
Keyframe Fund II, L.P.	$64,760.48	6,194
Keyframe Fund III, L.P.	$162,228.28	15,517
Keyframe Fund IV, L.P.	$130,175.11	12,452
FPA Crescent Fund	$8,898,429.93	851,154
Source Capital, Inc.	$283,884.47	27,154
FPA Hawkeye Fund, a series of FPA Hawkeye Fund, LLC	$231,742.42	22,167
FPA Hawkeye-7 Fund, a series of FPA Hawkeye Fund, LLC	$322,392.05	30,838
FPA Select Fund, L.P.	$188,922.35	18,071
FPA Select Fund II, L.P.	$264,107.95	25,263
FPA Select Maple Fund, L.P.	$249,950.76	23,908
FPA Value Partners Fund, L.P.	$178,511.36	17,075
Ulysses Offshore Fund Ltd.	$2,265.15	217
Ulysses Partners LP	$13,547.35	1,296
JNL Multi-Manager Alternative Fund	$85,117.42	8,142
LG Masters Alternative Strategies Fund	$171,280.30	16,383
American Steadfast, L.P.	$3,240,981.82	310,007

Steadfast Capital, L.P.	$372,364.45	35,617
Steadfast International Master Fund Ltd.	$7,276,805.25	696,042
Owl Creek I, L.P.	$346,661.90	33,159
Owl Creek II, L.P.	$2,333,754.17	223,229
Owl Creek Credit Opportunities Master Fund, L.P.	$2,178,030.30	208,333
Owl Creek Overseas Master Fund, Ltd.	$5,292,072.23	506,198
Owl Creek SRI Master Fund, Ltd.	$304,026.86	29,081
Owl Creek Special Situations Fund, L.P.	$435,606.06	41,667
HBK Master Fund L.P.	$9,583,333.34	916,667
Glendon Opportunities Fund, L.P.	$1,715,383.52	164,080
Glendon Opportunities Fund II, L.P.	$3,816,288.03	365,036
Cornell University	$218,328.46	20,884
The Mangrove Partners Master Fund, Ltd.	$5,445,075.76	520,833
683 Capital Partners, LP	$5,445,075.76	520,833
Leonard Ellis	$435,606.06	41,667
Monarch Debt Recovery Master Fund Ltd	$1,973,673.28	188,786
MCP Holdings Master LP	$820,728.41	78,504
Monarch Capital Master Partners IV LP	$1,561,658.92	149,376
Governors Lane Master Fund LP	$4,356,060.61	416,667
Nokota Capital Master Fund, L.P.	$4,356,060.61	416,667
Nut Tree Master Fund, LP	$4,356,060.61	416,667
Fidelity Summer Street Trust: Fidelity Capital & Income Fund	$1,132,575.76	108,333
Fidelity Securities Fund: Fidelity Leveraged Company Stock Fund	$392,045.45	37,500
Fidelity Advisor Series I: Fidelity Advisor Leveraged Company Stock Fund	$217,803.03	20,833
Fidelity Advisor Series I: Fidelity Advisor High Income Advantage Fund	$148,106.06	14,167
VARIABLE INSURANCE PRODUCTS FUND V: Strategic Income Portfolio - High Income Sub	$26,136.36	2,500
FIDELITY ADVISOR SERIES II: Fidelity Advisor Strategic Income Fund - High Income Sub	$261,363.64	25,000
Fidelity Distressed Opportunities Master Fund I, L.P.	$304,924.24	29,167
Fidelity Telecom and Utilities Fund	$1,742,424.24	166,667
Certain funds managed by Caspian Capital, LP	$3,789,265.68	362,452
AG Super Fund Master, L.P.	$1,789,311.84	171,152
AG Cataloochee, L.P.	$524,515.56	50,171
AG MM, L.P.	$608,648.25	58,219
AG Corporate Credit Opportunities Fund, L.P.	$562,372.83	53,792
Avenue Energy Opportunities Fund II, AIV L.P.	$3,267,045.46	312,500
Solel Capital Partners Master Fund L.P.	$3,267,045.46	312,500
Zoe Partners, LP	$1,306,818.18	125,000
Irvin Schlussel	$108,901.52	10,417
Whitefort Capital Master Fund, LP	$1,829,545.46	175,000
Diameter Master Fund LP	$4,652,779.78	445,049
Diameter Dislocation Master Fund LP	$487,878.79	46,667

DCOIV Master Fund I LP	$130,681.82	12,500
Brigade Distressed Value Master Fund Ltd.	$400,757.58	38,333
Brigade Cavalry Fund Ltd	$43,560.61	4,167
Brigade Leveraged Capital Structures Fund Ltd.	$953,106.06	91,167
Panther BCM LLC	$345,000.00	33,000
Columbus Hill Partners, L.P.	$1,393,939.39	133,333
Columbus Hill Overseas Master Fund, Ltd.	$348,484.85	33,333
Serengeti Lycaon MM LP	$871,212.12	83,333
Corbin ERISA Opportunity Fund, Ltd.	$544,507.58	52,083
Corbin Opportunity Fund, LP	$326,704.55	31,250
Taal Capital Management LP	$1,306,818.18	125,000
CSS, LLC	$1,742,424.24	166,667
Madison Avenue International LP	$1,089,015.15	104,167
Tyndall Partners, L.P.	$435,606.06	41,667
Aryeh Master Fund, LP	$1,415,719.70	135,417
Incline Global Master LP	$936,553.03	89,583
Incline Global Long/Short Equity UCITS Fund	$141,571.97	13,542
Incline Global Long Only Fund LP	$10,890.15	1,042
Route One Fund I, L.P.	$432,992.42	41,417
Route One Fund II, L.P.	$9,474.43	906
Route One Offshore Master Fund, L.P.	$646,548.30	61,844
Jefferies LLC	$1,263,736.74	120,879
Steel Canyon Partners, LP	$348,484.85	33,333
BHBL, LLC	$544,507.58	52,083
Pretium Credit Management, LLC on behalf of its managed accounts and their affiliated entities	$871,212.12	83,333
Farallon Capital Partners, L.P.	$2,442,660.99	233,646
Farallon Capital Institutional Partners, L.P.	$6,171,993.37	590,365
Four Crossings Institutional Partners V, L.P.	$850,520.83	81,354
Farallon Capital Institutional Partners II, L.P.	$1,399,384.47	133,854
Farallon Capital Offshore Investors II, L.P.	$8,781,273.68	839,948
Farallon Capital F5 Master I, LP	$991,548.30	94,844
Farallon Capital (AM) Investors, L.P.	$377,343.75	36,094
Farallon Capital Institutional Partners III, L.P.	$547,774.62	52,396
MRC Luxembourg Sarl	$1,089,015.15	104,167
WCM Alternatives: Event-Driven Fund	$655,674.24	62,717
WCM Alternatives: Credit Event Fund	$34,151.52	3,267
JNL/Westchester Capital Event Driven Fund	$406,333.33	38,867
WCM Master Trust	$144,839.02	13,854
Dryden Capital Fund LP	$98,011.36	9,375
Milan Gupta	$43,560.61	4,167
D. E. Shaw Galvanic Portfolios, L.L.C.	$6,508,173.68	622,521
D. E. Shaw Kalon Portfolios, L.L.C.	$4,600,849.38	440,081
YORK GLOBAL CREDIT INCOME MASTER FUND, L.P.	$1,110,902.31	106,260

YORK AN INTERMEDIATE FUND, L.P.	$2,380,504.94	227,700
YORK DISTRESSED ASSET FUND IV, L.P.	$317,400.66	30,360
Certain funds managed by Lord Abbett & Co. LLC	$2,924,847.07	279,768
Newtyn TE Partners, LP	$717,448.06	68,625
Newtyn Partners, LP	$1,028,255.56	98,355
Brookdale International Partners, L.P.	$571,321.19	54,648
Brookdale Global Opportunity Fund	$380,880.79	36,432
Tudor Trading I L.P.	$383,141.98	36,648
Tudor Riverbend Crossing Partners Portfolio Ltd.	$92,959.00	8,892
New Generation Limited Partnership	$82,365.47	7,878
New Generation Turnaround Fund (Bermuda) L.P.	$143,306.40	13,708
Little Oak Asset Management, LLC	$47,610.10	4,554
Schultze Master Fund, Ltd.	$31,740.07	3,036
Total	$522,727,273.00*	50,000,000

* Does not reflect rounding of individual commitments